                                                                        9(b)(6)

                                   EXHIBIT 2

                             PREFERRED REGISTRATION



                          TECHNOLOGY ESCROW AGREEMENT

                      Account Number 0609111-00002-0109001

                                    Recitals

       This Preferred Registration Technology Escrow Agreement including any Exhibits ("Agreement") is effective this 10th day of September 1997, by and among Data Securities International, Inc. ("DSI"), a Delaware corporation, First Data Investor Services Group, Inc. ("Depositor"), and each registered investment company listed on the attached Schedule A hereof ("Preferred Registrant").

       WHEREAS, Depositor has entered into a certain Remote Access and Related Services Agreement dated December 23, 1994, as amended by Amendment Number 3 dated as of February 1, 1997 (the "Remote Agreement") with the Preferred Registrant which pursuant thereto certain proprietary software, as described in Section 12(i) of the Remote Agreement, in object-code form and other materials of Depositor have been licensed to Preferred Registrant (the "Software");

       WHEREAS, Depositor and Preferred Registrant desire the Agreement to be supplementary to said contract pursuant to 11 United States Code Section 365(n);

       WHEREAS, availability of or access to the source code and other proprietary data related to the Software is critical to Preferred Registrant in the conduct of its business;

       WHEREAS, Depositor has deposited or will deposit with DSI such source code and other proprietary data to provide for retention, administration and controlled access for Preferred Registration under conditions specified herein;

       NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Deposit Account. Following the delivery of the executed Agreement, DSI shall open a deposit account ("Deposit Account") for Depositor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor, assign a deposit account number ("Deposit Account Number"), calendar renewal notices to be sent to Depositor as provided in Section 30, and request the initial deposit ("Initial Deposit") from Depositor. Depositor has an obligation to make the Initial Deposit. In the event that Depositor has not made the Initial Deposit within sixty (60) days of the execution of this

       Agreement, DSI shall request the initial Deposit from Depositor and notify Preferred Registrant that such Initial Deposit has not been received.

2. Preferred Registration Account. Following the execution and delivery of the Agreement, DSI shall open a registration account ("Registration Account") for Preferred Registrant. The opening of the Registration Account means that DSI shall establish under the Deposit Account an account ledger with a unique registration number ("Registration Number") in the name of Preferred Registrant, calendar renewal notices to be sent to Preferred Registrant as provided in Section 30, and request the Initial Deposit from Depositor. DSI shall notify Preferred Registrant upon receipt of Initial Deposit.

3. Term of Agreement. The Agreement will commence on the effective date and continue through January 31, 2000, unless terminated earlier as provided in the Agreement. The Agreement may be extended for one (1) year terms.

4. Exhibit A, Notices and Communications. Notices and invoices to Depositor, Preferred Registrant or DSI should be sent to the parties at the addresses identified in the Exhibit A.

       Documents, payment of fees, deposits of material, and any written communication should be sent to the DSI offices as identified in the Exhibit A.

       Depositor and Preferred Registrant agree to each name their respective designated contact ("Designated Contact") to receive notices from DSI and to act on their behalf in the performance of their obligations as set forth in the Agreement. Depositor and Preferred Registrant agree to notify DSI immediately in the event of a change of their Designated Contact in the manner stipulated in Exhibit A.

5. Exhibit B and Deposit Material. Depositor will submit proprietary data and related material ("Deposit Material") to DSI for retention and administration in the Deposit Account.

       The Deposit Material will be submitted together with a completed document called a "Description of Deposit Material", hereinafter referred to as Exhibit B. Each Exhibit B should be signed by Depositor prior to submission to DSI and will be signed by DSI upon completion of the Deposit Material inspection.

       Depositor represents and warrants that it lawfully possesses all Deposit Material, can transfer Deposit Material to DSI and has the authority to store Deposit Material in accordance with the terms of the Agreement.

6. Deposit Material Inspection. Upon receipt of an Exhibit B and Deposit Material, DSI will be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI will not be responsible for any other claims made by the Depositor on the Exhibit B. Acceptance will occur when DSI concludes that the Deposit Material Inspection is complete. Upon acceptance DSI will sign the Exhibit B and assign it the next Exhibit B number. DSI shall issue a copy of the Exhibit B to Depositor and Preferred Registrant within ten (10) days of acceptance.

7. Initial Deposit. The Initial Deposit will consist of all material initially supplied by Depositor to DSI.

8. Deposit Changes. Depositor may desire or may be obligated to update the Deposit Account with supplemental or replacement Deposit Material of technology releases.

       Supplemental Deposit ("Supplemental") is Deposit Material which is to be added to the Deposit Account.

       Replacement Deposit ("Replacement") is Deposit Material which will replace existing Deposit Material as identified by any one or more Exhibit B(s) in the Deposit Account. Replaced Deposit Material will be destroyed or returned to Depositor.

9. Deposit. The existing deposit ("Deposit") means all Exhibit B(s) and their associated Deposit Material currently in DSI's possession. Destroyed or returned Deposit Material is not part of the Deposit; however, DSI shall keep records of the destruction or return of Deposit Material.

10. Replacement Option. Within ten (10) days of receipt of Replacement from Depositor, DSI will send a letter to Preferred Registrant stating that Depositor requests to replace existing Deposit Material, and DSI will include a copy of the new Exhibit B(s) listing the new Deposit Material.

       Preferred Registrant has twenty (20) days from the mailing of such letter by DSI to instruct DSI to retain the existing Deposit Material held by DSI, and if so instructed, DSI will change the Replacement to a Supplemental. Conversion to Supplemental may cause an additional storage unit fee as specified by DSI's Fee and Services Schedule.

       If Preferred Registrant does not instruct DSI to retain the existing Deposit Material, DSI shall permit such Deposit Material to be replaced with the Replacement. Within ten (10) days of acceptance of the Replacement by DSI, DSI shall issue a copy of the executed Exhibit B(s) to Depositor and Preferred Registrant. DSI will either destroy or return to Depositor all Deposit Material replaced by the Replacement.

11. Storage Unit. DSI will store the Deposit in defined units of space, called storage units. The cost of the first storage unit will be included in the annual Deposit Account fee.

12. Deposit Obligations of Confidentiality. DSI agrees to establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identity shall be available to Depositor at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

         DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

         Except as provided for in the Agreement, DSI agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

13. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to the Agreement. DSI may issue to Depositor and Preferred Registrant an annual report profiling the Deposit Account. Such annual report will identify the Depositor, Preferred Registrant, the current Designated Contacts, selected special services, and the Exhibit B history, which includes Deposit Material acceptance and destruction or return dates.

         Upon reasonable notice, during normal business hours and during the term of the Agreement, Depositor or Preferred Registrant will be entitled to inspect the records of DSI pertaining to the Agreement, and accompanied by an employee of DSI, inspect the physical status and condition of the Deposit. The Deposit may not be changed during the audit.

14. Renewal Period of Agreement. Upon payment of the initial fee or renewal fee, the Agreement will be in full force and will have an initial period of at least one (1) year unless otherwise specified. The Agreement may be renewed for additional periods upon receipt by DSI of the specified renewal fees prior to the last day of the period ("Expiration Date"). DSI may extend the period of the Agreement to cover the processing of any outstanding instruction made during any period of the Agreement.

         Preferred Registrant has the right to pay renewal fees and other related fees. In the event Preferred Registrant pays the renewal fees and Depositor is of the opinion that any necessary condition for renewal is not met, Depositor may so notify DSI and Preferred Registrant in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in Section 25.

15. Expiration. If the Agreement is not renewed, or is otherwise terminated, all duties and obligations of DSI to Depositor and Preferred Registrant will terminate. If Depositor requests the return of the Deposit, DSI shall return the Deposit to Depositor only after any outstanding invoices and the Deposit return fee are paid. If the fees are not received by the Expiration Date of the Agreement, DSI, at its option, may destroy the Deposit.

16.      Certification by Depositor.  Depositor represents to Preferred
         Registrant that:



         a. The Deposit delivered to DSI consists of the following: source code deposited on computer magnetic media; all necessary and available information, proprietary information, and technical documentation which will enable a reasonably skilled programmer of Preferred Registrant to create, maintain and/or enhance the Software without the aid of Depositor or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third party system utilities (compiler and assembler descriptions); description of the system/program generation; descriptions and locations of programs not owned by Depositor but required for use and/or support; and names of key developers for the technology on Depositor's staff.

         b.      The Deposit will be defined in the Exhibit B(s).

         These representations shall be deemed to be made continuously throughout the term of the Agreement.


17. Indemnification. Depositor and Preferred Registrant agree to defend and indemnify DSI and hold DSI harmless from and against any and all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of the Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct.

18. Filing for Release of Deposit by Preferred Registrant. Upon notice to DSI by Preferred Registrant of the occurrence of a release condition as defined in Section 21 and payment of the release request fee, DSI shall notify Depositor by certified mail or commercial express mail service with a copy of the notice from Preferred Registrant. If Depositor provides contrary instruction within ten (1O) days of the mailing of the notice to Depositor, DSI shall not deliver a copy of the Deposit to Preferred Registrant.

19. Contrary Instruction. "Contrary Instruction" is the filing of an instruction with DSI by Depositor stating that a Contrary Instruction is in effect. Such Contrary Instruction means an officer of Depositor warrants that a release condition has not occurred or has been cured. DSI shall send a copy of the instruction by certified mail or commercial express mail service to Preferred Registrant. DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to Section 25. Upon receipt of Contrary Instruction, DSI shall continue to store the Deposit pending Depositor and Preferred Registrant joint instruction, resolution pursuant to Section 25, order by a court of competent jurisdiction, or termination by non-renewal of the Agreement.

20. Release of Deposit to Preferred Registrant. Pursuant to Section 18, if DSI does not receive Contrary Instruction from Depositor, DSI is authorized to release the Deposit, or if more than one Preferred Registrant is registered to the Deposit, a copy of the Deposit, to the Preferred Registrant filing for release following receipt of any fees due to DSI including Deposit copying and delivery fees.

21.      Release Conditions of Deposit to Preferred Registrant.

         Release conditions are:

         a. Depositor ceases to do business, makes an assignment for the benefit of creditors, becomes insolvent (as revealed by its books and records or otherwise), is generally unable to pay its debts as such debts become due, or commences, or has commenced against it a case under any chapter of state or federal bankruptcy laws; and Depositor fails to cure any such event within 60 days after receiving notice from Preferred Registrant; and

         b. Preferred Registrant has paid all amounts due Depositor under the Remote Agreement.


22. Grant of Use License. Subject to the terms and conditions of the Agreement, Depositor hereby transfers and upon execution by DSI, DSI hereby accepts a non-exclusive, nontransferable, royalty-free license ("Use License") for the unexpired term of the Remote Agreement subject to Section 15 thereof which DSI will transfer to Preferred Registrant upon controlled release of the Deposit as described in the Agreement. The Use License will be solely for Preferred Registrant's internal purposes in connection with support, maintenance, and operation of the Software solely as set forth in the Remote Agreement and not for any other purpose or person.

23. Use License Representation. Depositor represents and warrants to Preferred Registrant and DSI that it has no knowledge of any incumbrance or infringement of the Deposit, or that any claim has been made that the Deposit infringes any patent, trade secret, copyright or other proprietary right of any third party. Depositor warrants that it has the full right, power, and ability to enter into and perform the Agreement, to grant the foregoing Use License, and to permit the Deposit to be placed with DSI.

24. Conditions Following Release. Following a release and subject to payment to DSI of all outstanding fees, DSI shall transfer the Use License to Preferred Registrant. Additionally Preferred Registrant shall be required to maintain the confidentiality of the released Deposit.

25. Disputes. In the event of a dispute, DSI shall so notify Depositor and Preferred Registrant in writing. Upon agreement of the parties at the time of a dispute, such dispute will be settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"). Unless otherwise agreed to by Depositor and Preferred Registrant, arbitration will take place in San Diego, California, USA.

26. Verification Rights. Depositor grants to Preferred Registrant the option to verify the Deposit for accuracy, completeness and sufficiency. Depositor agrees to permit DSI and at least one employee of Preferred Registrant to be present at Depositor's facility to verify, audit and inspect of the Deposit for the benefit of Preferred Registrant. If DSI is present or is selected to perform the verification, DSI will be paid according to DSI's then current verification service hourly rates and any out of pocket expenses.

27. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to the Agreement has apparent authority and has been duly authorized to do so. DSI may provide copies of the Agreement or account history information to any employee of Depositor or Preferred Registrant upon their request. For purposes of termination or replacement, Deposit Material shall be returned only to Depositor's Designated Contact, unless otherwise instructed by Depositor's Designated Contact.

         DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

         The Agreement is to be governed by and construed in accordance with the laws of the State of California.

         The Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties. The Agreement may be amended only in a writing signed by the parties.

         If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

28. Title to Media. Subject to the terms of the Agreement, title to the media, upon which the proprietary data is written or stored, is and shall be irrevocably vested in DSI. Notwithstanding the foregoing, Depositor will retain ownership of the proprietary data contained on the media including all copyright, trade secret, patent or other intellectual property ownership rights subsisting in such proprietary data.

29. Termination of Rights. The Use License as described above will terminate in the event that the Agreement is terminated without the Use License transferring to Preferred Registrant.

30. Fees. Fees are due upon receipt of signed contract, receipt of Deposit Material, or when service is requested, whichever is earliest. If invoiced fees are not paid within sixty (60) days of the date of the invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice for all late payments.

         Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. In the event that renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Depositor and Preferred Registrant. If the renewal fees are not received by the Expiration Date, DSI may terminate the Agreement without further notice and without liability of DSI to Depositor or Preferred Registrant.

         DSI shall not be required to process any request for service unless the payment for such request shall be made or provided for in a manner satisfactory to DSI.

         All service fees and renewal fees will be those specified in DSI's Fee and Services Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor and Preferred Registrant at least ninety (90) days prior to the renewal of the Agreement.

         For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.

         Fees invoiced by DSI are the responsibility of the Preferred Registrant and as such all invoices in accordance with this Agreement are to be sent to the Preferred Registrant.

On behalf of the Investment Companies
and respective Portfolios and Classes
set forth in Schedule A attached
hereto as may be amended from
time to time.

By: /s/  ROBERT H. GRAHAM                   FIRST DATA INVESTOR SERVICES
   ---------------------------------        GROUP, INC.
Name:    Robert H. Graham
     -------------------------------        By: /s/  ILLEGIBLE
Title:   President                             ---------------------------------
      ------------------------------        Name:    ILLEGIBLE
                                                 -------------------------------
                                            Title:   Executive Vice President
                                                  ------------------------------

DATA SECURITIES
INTERNATIONAL, INC.

By: /s/  CHRISTIE WOODWARD
   ---------------------------------
Name:    Christie Woodward
     -------------------------------
Title:   Contract Administrator
      ------------------------------

                                   SCHEDULE A
                                 LIST OF FUNDS

AIM ADVISOR FUNDS, INC.

         Portfolios:                                          Classes:
     AIM Advisor Cash Management Fund                Class A and Class C Shares
     AIM Advisor Flex Fund                           Class A and Class C Shares
     AIM Advisor Income Fund                         Class A and Class C Shares
     AIM Advisor International Value Fund            Class A and Class C Shares
     AIM Advisor Large Cap Value Fund                Class A and Class C Shares
     AIM Advisor MultiFlex Fund                      Class A and Class C Shares
     AIM Advisor Real Estate Fund                    Class A and Class C Shares

AIM EQUITY FUNDS, INC.

         Portfolios:                                          Classes:
     AIM Blue Chip Fund                              Class A, B and Class C Shares
     AIM Capital Development Fund                    Class A, B and Class C Shares
     AIM Charter Fund                                Class A, B and Class C Shares
     AIM Weingarten Fund                             Class A, B and Class C Shares
     AIM Aggressive Growth Fund                      Class A Shares
     AIM Constellation Fund                          Class A Shares and Class C Shares


AIM FUNDS GROUP

         Portfolios:                                          Classes:
     AIM Balanced Fund                               Class A, Class B and Class C Shares
     AIM Global Utilities Fund                       Class A, Class B and Class C Shares
     AIM Growth Fund                                 Class A, Class B and Class C Shares
     AIM High Yield Fund                             Class A, Class B and Class C Shares
     AIM Income Fund                                 Class A, Class B and Class C Shares
     AIM Intermediate Government Fund                Class A, Class B and Class C Shares
     AIM Municipal Bond Fund                         Class A, Class B and Class C Shares
     AIM Value Fund                                  Class A, Class B and Class C Shares
     AIM Money Market Fund                           Class A, Class B, Class C and AIM Cash Reserve Shares


AIM INTERNATIONAL FUNDS, INC.

         Portfolios:                                          Classes:
     AIM International Equity Fund                   Class A, Class B and Class C Shares
     AIM Global Aggressive Growth Fund               Class A, Class B and Class C Shares
     AIM Global Growth Fund                          Class A, Class B and Class C Shares
     AIM Global Income Fund                          Class A, Class B and Class C Shares
     AIM Asian Growth Fund                           Class A, Class B and Class C Shares
     AIM European Development Fund                   Class A, Class B and Class C Shares


AIM INVESTMENT SECURITIES FUNDS

         Portfolios:                                          Classes:
     Limited Maturity Treasury Portfolio             AIM Limited Maturity Treasury Shares


AIM TAX-EXEMPT FUNDS, INC.

         Portfolios:                                          Classes:
     AIM Tax-Exempt Cash Fund                        Class A
     AIM Tax-Exempt Bond Fund of Connecticut         Class A
     Intermediate Portfolio                          AIM Tax-Free Intermediate Shares - Class A

EXHIBIT A

                               DESIGNATED CONTACT

                     Account Number: 0609111-00002-01090011


NOTICES, DEPOSIT MATERIAL RETURNS AND                  INVOICES TO DEPOSITOR SHOULD BE ADDRESSED TO:
COMMUNICATION, INCLUDING DELINQUENCIES TO              First Data Investor Services Group, Inc.
DEPOSITOR SHOULD BE ADDRESSED TO:                      ------------------------------------------------
                                                       4400 Computer Drive
First Data Investor Services Group, Inc.               ------------------------------------------------
----------------------------------------               Westboro, MA  01581
4400 Computer Drive                                    ------------------------------------------------
----------------------------------------
Westboro, MA  01581                                    ------------------------------------------------
----------------------------------------
                                                       Invoice Contact:   Brendan Bowen
----------------------------------------                               --------------------------------
Designated Contact:  John Corey
                   ---------------------
Telephone: (508) 871-9601
          ------------------------------
Facsimile:
          ------------------------------
State of Incorporation: Massachusetts
                       -----------------


NOTICES AND COMMUNICATION, INCLUDING                   INVOICES TO PREFERRED REGISTRANT SHOULD BE
DELINQUENCIES TO PREFERRED REGISTRANT                  ADDRESSED TO:
SHOULD BE ADDRESSED TO:                                A I M Fund Service, Inc.
                                                       -----------------------------------------------
A I M Fund Service, Inc.                               Eleven Greenway Plaza
Eleven Greenway Plaza                                  -----------------------------------------------
Houston, TX  77046                                     Houston, TX  77046
                                                       -----------------------------------------------

                                                       -----------------------------------------------

Designated Contact:  Jack Caldwell                     Invoice Contact:  Jack Caldwell
                   ---------------------                               -------------------------------
Telephone:  (713) 214-1633
          ------------------------------
Facsimile:
          ------------------------------

Requests from Depositor or Preferred Registrant        INVOICE INQUIRIES AND FEE REMITTANCES TO DSI
Contact should be given Contact or authorized          SHOULD BE ADDRESSED TO:
employee Registrant.
                                                       DSI
CONTRACTS, DEPOSIT MATERIAL AND NOTICES TO DSI         Attn:    Accounts Receivable
SHOULD BE ADDRESSED TO:

DSI
Attn:    Contract Administration

                                                       Telephone:
                                                                 -------------------------------------
                                                       Facsimile:
                                                                 -------------------------------------
Telephone:
          ------------------------------
Facsimile:
          ------------------------------
Date:
     -----------------------------------

]EXHIBIT B

                       DESCRIPTION OF DEPOSIT MATERIAL

Deposit Account Number:  0609111-00002
                       ------------------------------------------------------------------
Depositor Company Name:  First Data Investor Services Group
                       ------------------------------------------------------------------


DEPOSIT TYPE:

  X    Initial           Supplemental             Replacement
------            ------                   ------

If Replacement:          Destroy Deposit          Return Deposit
                  ------                   ------

ENVIRONMENT:

Host System CPU/OS:  MS Windows 3.11 or MS/Windows 95 OS on Intel x 86 processor based PC
                   ----------------------------------------------------------------------
Version:
        ---------------------------------------------------------------------------------
Backup:
       ----------------------------------------------------------------------------------

Source System CPU/OS:  MS Windows 3.11 OS on Intel Pentium 133 MHz PC
                     --------------------------------------------------------------------
Version:
        ---------------------------------------------------------------------------------
Compiler:  Impress Imaging - Plexus AD v4.1, Informix ESQL v2.2, MS Visual C++ v4.1
         --------------------------------------------------------------------------------
           Impress Clearinghouse & Toolbar - MS Visual C++ v4.1
         --------------------------------------------------------------------------------
           ACE Plus - MS Visual Basic 4.0, MS Access v2.0
         --------------------------------------------------------------------------------
Special Instructions:
                     --------------------------------------------------------------------

DEPOSIT MATERIAL:

Exhibit B Name: Impress Imaging System   Version: v5.2.06.01
               -------------------------         -----------------------------
                Impress Clearinghouse    Version: v5.2.02.01
               -------------------------         -----------------------------
                Impress Toolbar          Version: v5.2.01.01
               -------------------------         -----------------------------
                ACE Plus                 Version: v2.05.07
               -------------------------         -----------------------------

Item Label Description             Media          Quantity
AIM Funds Source,                  CD                1
  August 8, 1997


For Depositor, I certify that the above          For DSI, I received the above described
described Deposit Material was sent to DSI:      Deposit Material subject to the terms on
                                                 the reverse side of this Exhibit:

By:  ILLEGIBLE                                   By: /s/ CHRISTIE WOODWARD
   ---------------------------------------          ---------------------------------------

Print Name:  ILLEGIBLE                           Print Name:  Christie Woodward
           -------------------------------                  -------------------------------

Date:  9/3/97                                    Date of Acceptance:  9-10-97
     -------------------------------------                          -----------------------

                                                 ISE:            EXHIBIT B#:
                                                     ---------              ---------------

EXHIBIT B

                       DESCRIPTION OF DEPOSIT MATERIAL

Deposit Account Number:  0609111-00002
                       --------------------------------------------------------
Depositor Company Name:  First Data Investor Services Group
                       --------------------------------------------------------


DEPOSIT TYPE:

  X    Initial           Supplemental             Replacement
------            ------                   ------

If Replacement:          Destroy Deposit          Return Deposit
                  ------                   ------

ENVIRONMENT:

Host System CPU/OS:  3090/MVS
                   ------------------------------------------------------------
Version:
        -----------------------------------------------------------------------
Backup:
       ------------------------------------------------------------------------

Source System CPU/OS:  3090/MVS
                     ----------------------------------------------------------
Version:
        -----------------------------------------------------------------------
Compiler:  Standard IBM Compiler
         ----------------------------------------------------------------------
Special Instructions:
                     ----------------------------------------------------------

DEPOSIT MATERIAL:

Exhibit B Name: FSR Source Code - 931761 Version:
               -------------------------         -----------------------------
                FSR JCL - 931384
               -------------------------         -----------------------------

Item Label Description             Media          Quantity
DSN=P03AIM.PRIV.VENDOR.SEA.CSSP    Data Tape         1
ROD. PANLIB    VOLSER=932154
DSN=P03AIM.PRIV.VENDOR.SEQ.ESC     Data Tape         1
ROW.TAPE       VOLSER=932155


For Depositor, I certify that the above          For DSI, I received the above described
described Deposit Material was sent to DSI:      Deposit Material subject to the terms on
                                                 the reverse side of this Exhibit:

By:  ILLEGIBLE                                   By: /s/ CHRISTIE WOODWARD
   ---------------------------------------          ---------------------------------------

Print Name:  ILLEGIBLE                           Print Name:  Christie Woodward
           -------------------------------                  -------------------------------

Date:  9/3/97                                    Date of Acceptance:  9-10-97
     -------------------------------------                          -----------------------

                                                 ISE:            EXHIBIT B#:
                                                     ---------              ---------------